FOR IMMEDIATE RELEASE
COMMUNITY WEST BANCSHARES REPORTS EARNINGS RESULTS
FOR THE QUARTER ENDED SEPTEMBER 30, 2026,
AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA...October 22, 2026...The Board of Directors of Community West Bancshares (“Company”) (NASDAQ: CWBC), the parent company of Community West Bank (“Bank”), reported today unaudited consolidated net income of $8,066,000, and diluted earnings per share of $0.30 for the three months ended September 30, 2026, compared to net income of $10,873,000 and $0.57 per diluted common share for the three months ended September 30, 2025. The Company declared a $0.12 per common share cash dividend, payable on November 20, 2026 to shareholders of record as of November 6, 2026.

“The strength of our Company begins with the relationships our team builds every day,” said James J. Kim, CEO and President of the Company and Bank. “During the third quarter, that work translated into strong core deposit growth and a stronger liquidity position. Our bankers welcomed new clients throughout our Central California territory and deepened existing client relationships while continuing the work of a newly combined organization.”

“As we complete our second full quarter following the United Security Bancshares merger, I am encouraged by the commitment of our team and the confidence our clients place in us. Their consistent support provides a strong foundation as we focus on serving our communities and delivering long-term value for our shareholders.”
FINANCIAL HIGHLIGHTS
•On April 1, 2026, the Company completed its previously announced merger (“Merger”) with United Security Bancshares (“USB”) pursuant to which USB merged with and into the Company, with the Company continuing as the surviving entity. Following the Merger, United Security Bank, a wholly-owned subsidiary of USB, merged with and into Community West Bank (the “Bank”), a wholly-owned subsidiary of the Company, with the Bank continuing as the surviving entity.
•Net income during the third quarter increased to $8.07 million, or $0.30 per diluted common share, compared to net income of $2.70 million and $0.10 per diluted common share, respectively, in the second quarter of 2026.
•The Company recorded a provision for credit losses of $578,000 during the quarter ended September 30, 2026, as compared to $5,635,000 during the trailing quarter. The current quarter provision is attributed to a provision for loan losses totaling $588,000 and a provision to the reserve for unfunded commitments of $89,000, partially offset by a credit to the reserve for held-to-maturity securities of $99,000.
•Gross loans increased by $19.1 million or 0.54% for the quarter ended September 30, 2026 compared to the quarter ended June 30, 2026 and increased $1.0 billion or 40.22% year-to-date. The fair value of loans acquired from USB was $877.8 million as of April 1, 2026.
•Total deposits increased by $101.0 million or 2.45% for the quarter ended September 30, 2026 compared to the quarter ended June 30, 2026 and $1.1 billion or 36.35% year-to-date. Total deposits acquired as a result of the Merger were $1.1 billion as of April 1, 2026. Brokered deposits decreased by $107.5 million or 24.53% for the quarter ended September 30, 2026 compared to the quarter ended June 30, 2026 and decreased $112.8 million or 25.45% year-to-date. The decrease in brokered deposits was a result of the Company’s strengthened liquidity position from strong core deposit growth, which reduced the need for brokered deposit funding during the period. Excluding the quarter-to-date decrease of $107.5 million in brokered deposits, total deposits increased by $208.5 million or 5.66% relative to the quarter ended June 30, 2026.
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Community West Bancshares -- page 2
•Total cost of deposits decreased to 1.27% for the quarter ended September 30, 2026 compared to 1.31% for the quarter ended June 30, 2026, and decreased from 1.39% for the quarter ended December 31, 2025.
•Average non-interest bearing demand deposits as a percentage of total average deposits totaled 34.82% and 34.14% for the quarters ended September 30, 2026 and June 30, 2026, respectively.
•Net interest margin (calculated on a fully tax equivalent basis) increased to 4.65% for the quarter ended September 30, 2026, from 4.56% for the quarter ended June 30, 2026.
•Return on average assets was 0.65% for the quarter ended September 30, 2026 as compared to 0.22% and 1.21% for the quarters ended June 30, 2026 and September 30, 2025, respectively. Return on average assets, excluding the non-core items of merger expenses, expense incurred as a result of a one-time legal settlement, and net loss on sales/calls of securities, was 1.41% for the quarter ended September 30, 2026 as compared to 1.00% and 1.21% for the quarters ended June 30, 2026 and September 30, 2025, respectively. See non-GAAP disclosures for more information.
•Return on average equity was 5.27% for the quarter ended September 30, 2026 as compared to 1.77% and 11.25% for the quarters ended June 30, 2026 and September 30, 2025, respectively. Return on average equity, excluding the non-core items of merger expenses, expense incurred as a result of a one-time legal settlement, and net loss on sales/calls of securities, was 11.61% for the quarter ended September 30, 2026 as compared to 8.10% and 11.27% for the quarters ended June 30, 2026 and September 30, 2025, respectively. See non-GAAP disclosures for more information.
•Capital positions remained strong at September 30, 2026 with a 9.69% Tier 1 Leverage Ratio; a 11.14% Common Equity Tier 1 Ratio; a 11.26% Tier 1 Risk-Based Capital Ratio; and a 13.28% Total Risk-Based Capital Ratio.

“The third quarter financial results reflect organic growth in loans and deposits, a lower cost of deposits, and our tenth consecutive quarter of net interest margin expansion,” said Shannon Livingston, Executive Vice President and Chief Financial Officer. “Strong core deposit growth has strengthened the Company’s funding profile, a direct result of our team’s work to retain and build client relationships.”

“While net income increased as compared with the prior quarter, we look forward to moving beyond merger-related expenses and entering a more normalized fourth quarter. We remain focused on disciplined balance sheet management and translating the earnings capacity of the Company into long-term performance.”

Results of Operations

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
(In thousands, except share and per-share amounts)	2026	2026	2025	2026	2025
Net interest income before provision for credit losses	$53,344	$50,912	$34,944	$140,260	$100,431
Provision for credit losses	578	5,635	667	6,303	3,239
Net interest income after provision for credit losses	52,766	45,277	34,277	133,957	97,192
Total non-interest income	4,680	(1,970)	2,966	5,497	7,941
Total non-interest expenses	46,168	39,143	22,167	108,298	67,934
Income before provision for income taxes	11,278	4,164	15,076	31,156	37,199
Provision for income taxes	3,212	1,469	4,203	8,906	10,201
Net income	$8,066	$2,695	$10,873	$22,250	$26,998

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Community West Bancshares -- page 3
Statement Regarding use of Non-GAAP Financial Measures
In this press release, Community West Bancshares’ financial results are presented in accordance with GAAP and refer to certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and manage the Company’s business. A reconciliation of the GAAP financial measures to comparable non-GAAP financial measures is presented below.

Reconciliation of GAAP and Non-GAAP Financial Measures

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands, except share and per-share amounts)	2026	2026	2025	2026	2025

NET INCOME ADJUSTED FOR NON-CORE ITEMS
Net income (GAAP)	$8,066	$2,695	$10,873	$22,250	$26,998
Merger and conversion related costs:
Personnel and severance	1,825	4,824	—	6,650	—
Professional services	142	2,361	—	2,871	278
Data processing and technology	3,185	502	—	3,687	—
Other	2,014	60	—	1,994	—
Total merger and conversion related costs	7,166	7,747	—	15,202	278
Loss on sales/calls of investment securities	19	5,899	26	5,918	41
Legal settlement	6,615	—	—	6,615	—
Income tax impact of non-core items (1)	(4,079)	(4,034)	(8)	(8,198)	(94)
Comparable net income (non-GAAP)	$17,787	$12,307	$10,891	$41,787	$27,223
DILUTED EARNINGS PER SHARE
Weighted average diluted shares	27,144,648	27,108,920	19,093,544	24,493,822	19,051,291
Diluted earnings per share (GAAP)	$0.30	$0.10	$0.57	$0.91	$1.42
Comparable diluted earnings per share (non-GAAP)	$0.66	$0.45	$0.57	$1.71	$1.43
RETURN ON AVERAGE ASSETS (Annualized)
Average assets	$5,051,226	$4,927,433	$3,595,359	$4,563,179	$3,559,252
Return on average assets (GAAP)	0.65%	0.22%	1.21%	0.65%	1.01%
Impact of non-core items	0.76%	0.78%	—%	0.57%	0.01%
Comparable return on average assets (non-GAAP)	1.41%	1.00%	1.21%	1.22%	1.02%
RETURN ON AVERAGE EQUITY (Annualized)
Average stockholders' equity	$612,710	$607,758	$386,500	$546,927	$378,037
Return on average equity (GAAP)	5.27%	1.77%	11.25%	5.42%	9.52%
Impact of non-core items	6.34%	6.33%	0.02%	4.76%	0.08%
Comparable return on average equity (non-GAAP)	11.61%	8.10%	11.27%	10.18%	9.60%
EFFICIENCY RATIO
Non-interest expense (GAAP)	$46,168	$39,143	$22,167	$108,298	$67,934
Non-core expenses	(13,781)	(7,747)	—	(21,817)	(278)
Comparable non-interest expense (non-GAAP)	32,387	31,396	22,167	86,481	67,656
Net interest income (GAAP)	53,344	50,912	34,944	140,260	100,431
Non-interest income (GAAP)	4,680	(1,970)	2,966	5,497	7,941
Loss on sales/calls of investment securities	19	5,899	26	5,918	41
Comparable non-interest income (non-GAAP)	$4,699	$3,929	$2,992	$11,415	$7,982
Efficiency ratio (GAAP)	79.57%	79.98%	58.47%	74.30%	62.69%
Comparable efficiency ratio (non-GAAP)	55.80%	57.25%	58.43%	57.02%	62.41%
(1) Calculated at statutory tax rate of 29.56%.
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Community West Bancshares -- page 4

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2026	2026	2025	2026	2025
PRE-TAX PRE-PROVISION RETURN ON AVERAGE ASSETS OR EQUITY
Net income (GAAP)	$8,066	$2,695	$10,873	$22,250	$26,998
Exclude provision for income taxes	3,212	1,469	4,203	8,906	10,201
Exclude provision for credit losses	578	5,635	667	6,303	3,239
Net income before income tax and provision expense (Non-GAAP)	$11,856	$9,799	$15,743	$37,459	$40,438

Net income excluding non-core items (Non-GAAP)	17,787	12,307	10,891	41,787	27,223
Exclude provision for income taxes (Non-GAAP) (1)	7,291	5,503	4,211	17,104	10,295
Exclude provision for credit losses	578	5,635	667	6,303	3,239
Net income excluding non-core items before income tax and provision expense (Non-GAAP)	$25,656	$23,445	$15,769	$65,194	$40,757

RETURN ON AVERAGE ASSETS (Annualized)
Average assets	$5,051,226	$4,927,433	$3,595,359	$4,563,179	$3,559,252
Return on average assets (GAAP)	0.65%	0.22%	1.21%	0.65%	1.01%
Pre-tax pre-provision return on average assets (Non-GAAP)	0.94%	0.80%	1.75%	1.09%	1.51%
Pre-tax pre-provision excluding non-core items return on average assets (Non-GAAP)	2.03%	1.90%	1.75%	1.90%	1.53%

RETURN ON AVERAGE EQUITY (Annualized)
Average stockholders' equity	$612,710	$607,758	$386,500	$546,927	$378,037
Return on average equity (GAAP)	5.27%	1.77%	11.25%	5.42%	9.52%
Pre-tax pre-provision return on average equity (Non-GAAP)	7.74%	6.45%	16.29%	9.13%	14.26%
Pre-tax pre-provision excluding non-core items return on average equity (Non-GAAP)	16.75%	15.43%	16.32%	15.89%	14.37%

(1) Calculated as GAAP provision for income taxes plus income tax impact of non-core items at statutory tax rate of 29.56%.

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2026	2026	2026	2025	2025
TANGIBLE COMMON EQUITY
Shareholders’ equity (GAAP)	$602,186	$607,820	$419,203	$409,588	$397,576
Exclude goodwill	155,088	154,600	96,828	96,828	96,828
Exclude other intangibles assets	30,849	32,723	8,015	8,266	8,516
Tangible common equity (Non-GAAP)	$416,249	$420,497	$314,360	$304,494	$292,232

TANGIBLE COMMON EQUITY PER SHARE
Tangible shareholders’ equity (Non-GAAP)	$416,249	$420,497	$314,360	$304,494	$292,232

Common shares outstanding at end of period	27,134,636	27,131,078	19,185,275	19,163,452	19,138,677

Common shareholders’ equity (book value) per share (GAAP)	$22.19	$22.40	$21.85	$21.37	$20.77
Tangible common shareholders’ equity (tangible book value) per share (Non-GAAP)	$15.34	$15.50	$16.39	$15.89	$15.27

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Community West Bancshares -- page 5
For the quarter ended September 30, 2026, the Company reported unaudited consolidated net income of $8,066,000 and diluted earnings per common share of $0.30, compared to consolidated net income of $2,695,000 and $0.10 per fully diluted share for the trailing quarter, and consolidated net income of $10,873,000 and $0.57 per diluted share for the same period in 2025. The Company's earnings during the quarter were impacted from merger expenses and an expense incurred as a result of a one-time legal settlement as compared to the prior quarter, partially offset by a lower loan loss provision as compared to the quarter.

For the nine months ended September 30, 2026, the Company reported unaudited consolidated net income of $22,250,000 and diluted earnings per common share of $0.91, compared to consolidated net income of $26,998,000 and $1.42 per diluted share for the same period in 2025. The net income for the period decreased as compared to the prior year due to an increase in net realized losses on sales and calls of investment securities of $5,877,000, expense incurred as a result of a one-time legal settlement of $6,615,000, an increase in the provision for credit losses of $3,064,000, and an increase in merger expenses of $14,924,000.

Annualized return on average assets (ROAA) was 0.65% for the quarter ended September 30, 2026 compared to 1.21% for the same period in 2025. Annualized return on average equity (ROAE) for the quarter ended September 30, 2026 was 5.27%, compared to 11.25% for the same period of 2025. Annualized return on average assets (ROAA) excluding non-core items (Non-GAAP) was 1.41% for the quarter ended September 30, 2026 compared to 1.21% for the same period in 2025. Annualized return on average equity (ROAE) excluding non-core items (Non-GAAP) for the quarter ended September 30, 2026 was 11.61%, compared to 11.27% for the same period of 2025.

The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 3.25% for the quarter ended September 30, 2026, compared to 2.96% for the quarter ended September 30, 2025 and 3.05% for the quarter ended June 30, 2026. The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 3.05% for the nine months ended September 30, 2026, compared to 2.98% for the nine months ended September 30, 2025.

Total average loans, including non-accrual loans, increased by $1,158,515,000 to $3,575,670,000 for the quarter ended September 30, 2026, from $2,417,155,000 for the quarter ended September 30, 2025 and increased by $73,558,000 from $3,502,112,000 for the quarter ended June 30, 2026. The year over year increase was due to the completed Merger as of April 1, 2026 combined with organic loan growth throughout the Company’s footprint. The effective yield on average loans was 6.73% for the quarter ended September 30, 2026, compared to 6.65% and 6.76% for the quarters ended September 30, 2025 and June 30, 2026, respectively. Total average loans increased by $822,314,000 to $3,190,138,000 for the nine months ended September 30, 2026, from $2,367,824,000 for the nine months ended September 30, 2025. The effective yield on average loans was 6.73% for the nine months ended September 30, 2026, compared to 6.68% for the nine months ended September 30, 2025.

The Company’s net interest margin (fully tax equivalent basis) was 4.65% for the quarter ended September 30, 2026, compared to 4.20% for the quarter ended September 30, 2025 and 4.56% for the quarter ended June 30, 2026. Net interest income, before provision for credit losses, increased by $18,400,000 or 52.66%, to $53,344,000 for the third quarter of 2026, compared to $34,944,000 for the same period in 2025. In addition to the increase in average loans due to the Merger with USB and organic loan growth, the Company's yield on interest earning assets has increased from 5.62% for the quarter ended September 30, 2025 to 5.94% for the quarter ended September 30, 2026. Additionally, the Company benefited from a decrease in the cost on interest-bearing liabilities, in which the cost of total deposits decreased to 1.27% from 1.39% when comparing the quarters ended September 30, 2026 and 2025. The decrease in the cost of deposits is primarily attributed to the addition of the USB deposit portfolio which carried an overall lower interest cost. This decrease was further driven by strong organic deposit growth that allowed the maturation and payoff of brokered deposits during the quarter. Net interest margin during the three months ended September 30, 2026 and 2025 and June 30, 2026 benefited by approximately 38 basis points ($4,391,000), 28 basis points ($2,328,000), and 44 basis points ($4,960,000), respectively, from the net accretion of fair value marks.

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Community West Bancshares -- page 6
The Company’s net interest margin (fully tax equivalent basis) was 4.53% for the nine months ended September 30, 2026, compared to 4.12% for the nine months ended September 30, 2025. Net interest income, before provision for credit losses, increased $39,829,000 or 39.66%, to $140,260,000 for the nine months ended September 30, 2026, compared to $100,431,000 for the same period in 2025. The accretion on loan marks of acquired loans increased interest income by $11,914,000 and $8,866,000 during the nine months ended September 30, 2026 and 2025, respectively. Net interest margin during the nine months ended September 30, 2026 and 2025 benefited by approximately 37 basis points ($11,604,000) and 26 basis points ($6,443,000), respectively, from the net accretion of the fair value marks.

Non-Interest Income - The following tables present the key components of non-interest income for the periods indicated:

	Three months ended
	September 30,	June 30,
(Dollars in thousands)	2026	2026	$ Change	% Change
Gain on sale of loans	$1,677	$182	$1,495	821.4%
Interchange fees	785	836	(51)	(6.1)%
Service charges	673	1,038	(365)	(35.2)%
Appreciation in cash surrender value of bank owned life insurance	530	522	8	1.5%
Federal Home Loan Bank dividends	478	217	261	120.3%
Loan placement fees	191	299	(108)	(36.1)%
Net realized losses on sales and calls of investment securities	(19)	(5,899)	5,880	(99.7)%
Other income	365	835	(470)	(56.3)%
Total non-interest income	$4,680	$(1,970)	$6,650	(337.6)%

	Three months ended
	September 30,	September 30,
(Dollars in thousands)	2026	2025	$ Change	% Change
Gain on sale of loans	$1,677	$107	$1,570	1467.3%
Interchange fees	785	493	292	59.2%
Service charges	673	519	154	29.7%
Appreciation in cash surrender value of bank owned life insurance	530	379	151	39.8%
Federal Home Loan Bank dividends	478	240	238	99.2%
Loan placement fees	191	215	(24)	(11.2)%
Gain on proceeds from death benefits	—	198	(198)	(100.0)%
Net realized losses on sales and calls of investment securities	(19)	(26)	7	(26.9)%
Other income	365	841	(476)	(56.6)%
Total non-interest income	$4,680	$2,966	$1,714	57.8%

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Community West Bancshares -- page 7

	Nine months ended
	September 30,	September 30,
(Dollars in thousands)	2026	2025	$ Change	% Change
Service charges	$2,229	$1,526	$703	46.1%
Interchange fees	2,085	1,501	584	38.9%
Gain on sale of loans	1,891	343	1,548	451.3%
Appreciation in cash surrender value of bank owned life insurance	1,430	1,117	313	28.0%
Federal Home Loan Bank dividends	1,251	718	533	74.2%
Loan placement fees	636	632	4	0.6%
Gain on proceeds from death benefits	—	198	(198)	(100.0)%
Net realized losses on sales and calls of investment securities	(5,918)	(41)	(5,877)	14334.1%
Other income	1,893	1,947	(54)	(2.8)%
Total non-interest income	$5,497	$7,941	$(2,444)	(30.8)%

The increase in non-interest income quarter-to-date was primarily due to an increase in gain on sale of loans and minimal realized losses in the investment portfolio. The decrease in non-interest income year-to-date as compared to the prior year-to-date period was due to the net realized losses on sales within the investment portfolio. The investment sales proceeds were reinvested into higher yielding investment securities during the end of the second quarter 2026 and are accretive to income beginning in the third quarter. Partially offsetting these losses for the year-to-date period were increases in service charges, interchange fees, gain on sale of loans, bank-owned life insurance, and FHLB dividends, all of which benefited from the expanded client and asset base resulting from the Merger with USB completed on April 1, 2026.

Non-Interest Expense - The following table presents the key components of non-interest expense for the periods indicated:

	Three months ended
	September 30,	June 30,
(Dollars in thousands)	2026	2026	$ Change	% Change
Salaries and employee benefits	$16,667	$16,318	$349	2.1%
Merger and acquisition expense	7,167	7,746	(579)	(7.5)%
Legal settlement	6,615	—	6,615	—%
Occupancy and equipment	3,958	3,803	155	4.1%
Information technology	2,675	2,658	17	0.6%
Amortization of core deposit intangibles	1,873	1,873	—	—%
Data processing expense	1,128	1,218	(90)	(7.4)%
Professional services	714	840	(126)	(15.0)%
Regulatory assessments	708	706	2	0.3%
ATM/Debit card expenses	635	677	(42)	(6.2)%
Loan related expenses	310	208	102	49.0%
Directors’ expenses	231	261	(30)	(11.5)%
Advertising	218	185	33	17.8%
Personnel other	64	25	39	156.0%
Other expense	3,205	2,625	580	22.1%
Total non-interest expenses	$46,168	$39,143	$7,025	17.9%

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Community West Bancshares -- page 8

	Three months ended
	September 30,	September 30,
(Dollars in thousands)	2026	2025	$ Change	% Change
Salaries and employee benefits	$16,667	$12,525	$4,142	33.1%
Merger and acquisition expense	7,167	—	7,167	—%
Legal settlement	6,615	—	6,615	—%
Occupancy and equipment	3,958	2,933	1,025	34.9%
Information technology	2,675	1,711	964	56.3%
Amortization of core deposit intangibles	1,873	250	1,623	649.2%
Data processing expense	1,128	748	380	50.8%
Professional services	714	447	267	59.7%
Regulatory assessments	708	490	218	44.5%
ATM/Debit card expenses	635	359	276	76.9%
Loan related expenses	310	252	58	23.0%
Directors’ expenses	231	234	(3)	(1.3)%
Advertising	218	185	33	17.8%
Personnel other	64	19	45	236.8%
Other expense	3,205	2,014	1,191	59.1%
Total non-interest expenses	$46,168	$22,167	$24,001	108.3%

	Nine months ended
	September 30,	September 30,
(Dollars in thousands)	2026	2025	$ Change	% Change
Salaries and employee benefits	$45,748	$37,744	$8,004	21.2%
Merger and acquisition expense	15,202	278	14,924	5368.3%
Occupancy and equipment	10,616	8,554	2,062	24.1%
Information technology	7,046	5,404	1,642	30.4%
Legal settlement	6,615	—	6,615	—%
Amortization of core deposit intangibles	3,997	752	3,245	431.5%
Data processing expense	3,106	2,403	703	29.3%
Professional services	2,176	1,950	226	11.6%
Regulatory assessments	1,940	1,479	461	31.2%
ATM/Debit card expenses	1,658	1,149	509	44.3%
Directors’ expenses	727	686	41	6.0%
Loan related expenses	704	628	76	12.1%
Advertising	604	687	(83)	(12.1)%
Personnel other	127	217	(90)	(41.5)%
Other expense	8,032	6,003	2,029	33.8%
Total non-interest expenses	$108,298	$67,934	$40,364	59.4%

The increase in non-interest expenses quarter-to-date was primarily due to an expense incurred as a result of a one-time legal settlement, salaries and employee benefits, and other expenses. Partially offsetting these quarter-to-date increases were decreases in merger expenses, data processing expense, ATM/Debit card expenses and directors’ expenses. The increase in non-interest expenses year-to-date as compared to the prior year-to-date period was driven by merger expenses, the expense incurred as a result of a one-time legal settlement, salaries and employee benefits, information technology, and amortization of core deposit intangibles. The legal settlement resolved ongoing litigation related to a former depositor and resulted in a one-time expense of $6,615,000. Many of these increases are directly attributable to the Company's merger, which closed on April 1, 2026, and the resulting integration of operations.
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Community West Bancshares -- page 9
Balance Sheet Summary

The acquisition of USB has been accounted for using the acquisition method of accounting in accordance with ASC Topic 805. Assets acquired, liabilities assumed, intangibles recognized and consideration exchanged was recorded at their respective acquisition date fair values. Determining the fair value of assets and liabilities involves significant judgment regarding methods and assumptions used to calculate estimated fair values. We recorded the fair values based on the valuations available as of reporting date. In accordance with business combination accounting guidance, we will continue to evaluate these fair values for up to one year following the Merger date of April 1, 2026. While management believes the information available and presented below provide a reasonable basis for estimating fair value, we may obtain additional information and evidence during the measurement period that could result in changes to the estimated fair value amounts. Valuation subject to change include, but not limited to, loans and leases, deposits, deferred tax items, and certain other assets and liabilities.

The following table summarizes the consideration paid for USB and the amounts of assets acquired and liabilities assumed that were recorded at the acquisition date (in thousands):

United Security Bancshares
April 1, 2026
Fair value of consideration transferred:
Fair value of shares issued	$184,586
Cash consideration	86
Total merger consideration	$184,672

Assets acquired:
Cash and cash equivalents	$58,911
Available-for-sale debt securities	136,565
Marketable equity securities	3,407
Loans and leases	877,836
OREO	8,185
Premises and equipment	13,177
Cash value of life insurance	21,387
Core deposit intangibles	26,581
Deferred tax asset, net	15,834
FHLB stock	6,737
Other assets	32,073
Total assets acquired	1,200,693
Liabilities assumed:
Deposits	(1,058,485)
Junior sub-debt	(6,064)
Salary continuation plans	(4,107)
Other liabilities	(5,625)
Total liabilities assumed	(1,074,281)
Total net assets acquired	126,412
Goodwill created from transaction	$58,260

Total assets for the period ended September 30, 2026 increased $1,322,771,000 or 35.84%, compared to the period ended December 31, 2025. Total average assets for the quarter ended September 30, 2026 were $5,051,226,000 compared to $3,595,359,000 for the quarter ended September 30, 2025 and $4,927,433,000 for the quarter ended June 30, 2026, an increase of $1,455,867,000 or 40.49% and an increase of $123,793,000 or 2.51%, respectively.

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Community West Bancshares -- page 10
For the quarter ended September 30, 2026, the Company’s average gross investment securities increased by $67,674,000, or 8.26%, compared to the quarter ended September 30, 2025, and decreased by $18,966,000, or 2.09%, compared to the quarter ended June 30, 2026. This increase compared to the prior year was the result of the acquired securities from the Merger with USB during the second quarter. The quarter-over-quarter decrease was due to calls and maturities of available-for-sale securities and held-to-maturity securities outpacing purchases.

In comparing the quarter ended September 30, 2026 to the quarters ended September 30, 2025 and June 30, 2026, total average gross loans increased $1,158,515,000 or 47.93%, and increased by $73,558,000 or 2.10%, respectively. The fair value of loans acquired from USB was $877.8 million as of April 1, 2026. Included in the fair value of loans was an interest rate discount of $37.0 million.

The following table shows the Company’s outstanding loan portfolio composition as of September 30, 2026 and December 31, 2025:

	September 30, 2026		December 31, 2025
Loan Type (dollars in thousands)	Amount	% of Total	Amount	% of Total
Commercial:
Commercial and industrial	$276,340	7.8%	$156,744	6.2%
Agricultural production	67,001	1.9%	34,152	1.3%
Total commercial	343,341	9.7%	190,896	7.5%
Real estate:
Construction & other land loans	225,647	6.3%	80,452	3.2%
Commercial real estate - owner occupied	556,074	15.6%	368,604	14.5%
Commercial real estate - non-owner occupied	1,255,338	35.2%	992,486	39.1%
Farmland	158,213	4.4%	142,100	5.6%
Multi-family residential	230,171	6.5%	199,123	7.8%
1-4 family - close-ended	305,879	8.6%	111,741	4.4%
1-4 family - revolving	47,854	1.3%	39,818	1.6%
Total real estate	2,779,176	77.9%	1,934,324	76.2%
Consumer:
Manufactured housing	318,711	8.9%	322,761	12.7%
Other installment	121,426	3.4%	92,589	3.6%
Total consumer	440,137	12.3%	415,350	16.3%
Net deferred origination costs	238	0.1%	287	—%
Total gross loans	3,562,892	100.0%	2,540,857	100.0%
Allowance for credit losses	(48,633)		(30,071)
Total loans	$3,514,259		$2,510,786

The composition of deposits at September 30, 2026 and December 31, 2025 is summarized in the table below:

	September 30, 2026		December 31, 2025
(Dollars in thousands)	Amount	% of Total	Amount	% of Total
Savings and NOW accounts	$938,600	22.3%	$674,704	21.8%
MMA accounts	1,305,018	30.9%	858,354	27.7%
Time deposits	477,662	11.3%	503,451	16.3%
Total interest-bearing	2,721,280	64.5%	2,036,509	65.8%
Non-interest bearing	1,499,202	35.5%	1,058,765	34.2%
Total deposits	$4,220,482	100.0%	$3,095,274	100.0%

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Community West Bancshares -- page 11
Total average deposits increased $1,194,832,000 or 38.92%, to $4,265,131,000 for the quarter ended September 30, 2026, compared to $3,070,299,000 for the quarter ended September 30, 2025, and increased $80,696,000, or 1.93%, compared to $4,184,435,000 for the quarter ended June 30, 2026. The increase in average deposits was due to the completion of the Merger with USB and organic growth throughout the Company’s footprint. The Company’s ratio of average non-interest bearing deposits to total deposits was 34.82% for the quarter ended September 30, 2026, compared to 35.79% and 34.14% for the quarters ended September 30, 2025 and June 30, 2026, respectively.

The Company has significant liquidity, both on and off-balance sheet, to meet customer demand. During the year-to-date period, the Company’s cash and cash equivalents increased $59,277,000 to $178,261,000 compared to $118,984,000 at December 31, 2025. The Company had $41,000,000 in short-term borrowings at September 30, 2026 compared to $73,000,000 at December 31, 2025.

At September 30, 2026 and December 31, 2025, the Company had the following sources of primary and secondary liquidity:

Liquidity Sources (in thousands)	September 30, 2026	December 31, 2025
Cash and cash equivalents	$178,261	$118,984
Unpledged investment securities	352,274	338,235
Excess pledged securities	64,781	85,961
FHLB borrowing remaining availability	998,199	709,391
Unsecured lines of credit availability	150,000	110,000
Funds available through FRB discount window	2,814	3,411
Total	$1,746,329	$1,365,982

Credit Quality
During the third quarter of 2026, the Company recorded net loan charge-offs of $1,377,000 compared to net recoveries of $75,000 for the same period in 2025. The primary reason for loan charge-offs during the quarter was for charge-offs within an acquired student loan portfolio from the Merger, in which the Company recorded a Day 1 allowance of $9.5 million in anticipation of future charge-offs in this portfolio segment. The net charge-off ratio reflects annualized net charge-offs to average loans of 0.15% for the quarter ended September 30, 2026, compared to annualized net recoveries of 0.01% for the quarter ended September 30, 2025.

During the quarter ended September 30, 2026, non-accrual loans increased $18,516,000 to $38,273,000 compared to $19,757,000 at June 30, 2026 and increased $31,318,000 year-to-date to $38,273,000 compared to $6,955,000 at December 31, 2025. The increase in non-accrual loans was due to two relationships that reached 90 days past due during the quarter. These loans are evaluated as collateral dependent loans as of September 30, 2026 and the Company believes the loans are adequately reserved for on an individual basis.

During the quarter ended September 30, 2026, the Company recorded a $588,000 provision for loan losses, compared to $793,000 for the same period in 2025. In addition to the provision for credit losses on loans for the quarter ended September 30, 2026, the Company recorded a credit to the provision for credit losses on held-to-maturity securities of $99,000 as compared to $62,000 in the prior year quarter. The Company recorded a provision for unfunded loan commitments totaling $89,000 for the quarter ended September 30, 2026 compared to a credit to the provision of unfunded loan commitments of $64,000 in the prior year quarter.

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Community West Bancshares -- page 12
The following table shows the Company’s loan portfolio, net of deferred costs, allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	September 30, 2026	% of Total	June 30, 2026	% of Total	September 30, 2025	% of Total
Pass	$3,371,353	94.6%	$3,370,224	95.1%	$2,359,148	96.3%
Special mention	78,727	2.2%	63,299	1.8%	24,925	1.0%
Substandard	112,812	3.2%	110,260	3.1%	67,069	2.7%
Doubtful	—		—		—
Total	$3,562,892	100.0%	$3,543,783	100.0%	$2,451,142	100.0%
At September 30, 2026, the allowance for credit losses for loans was $48,633,000, compared to $30,071,000 at December 31, 2025, a net increase of $18,562,000 reflecting a provision for loan losses of $5,969,000 and net charge-offs during the period. The primary driver of this increase was the acquisition of USB, which contributed $19.4 million in Day 1 allowance balances across all portfolio segments. As a result of the Company's early adoption of ASU 2025-08, a Day 1 allowance for credit losses was established for acquired loans at the Merger date. The allowance for credit losses as a percentage of total loans was 1.36% as of September 30, 2026 compared to 1.18% at December 31, 2025. The Company believes the allowance for credit losses is adequate to provide for expected credit losses within the loan portfolio at September 30, 2026.
Cash Dividend Declared
On October 21, 2026, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on November 20, 2026 to shareholders of record as of November 6, 2026. The Company continues to be well capitalized and expects to maintain adequate capital levels.
About Community West Bank and Bancshares
Effective on April 1, 2026, Community West Bancshares completed its merger with United Security Bancshares, with Community West Bancshares continuing as the surviving entity. Shortly thereafter United Security Bank, a wholly-owned subsidiary of United Security Bancshares, merged with and into Community West Bank, a wholly-owned subsidiary of Community West Bancshares, with Community West Bank continuing as the surviving banking institution. Pursuant to the terms of the merger agreement, each share of United Security Bancshares common stock was converted into the right to receive 0.4520 shares of Community West Bancshares common stock, with cash to be paid in lieu of any fractional shares.

Community West Bancshares (NASDAQ: CWBC) and its wholly-owned subsidiary, Community West Bank, are headquartered in Fresno, California. The Company was established in 1979 with the vision to help businesses and communities by exceeding expectations at every opportunity, and opened its first Banking Center on January 10, 1980. Today, Community West Bank operates full-service Banking Centers throughout Central California and maintains a variety of departments supporting Commercial Lending, Agribusiness, SBA, Residential Construction and Mortgage, Manufactured Housing, Private Banking, and Treasury Management Services.

Members of the Company and Bank Board of Directors are: Daniel J. Doyle (Chairman), Jagroop “Jay” Gill (Vice Chairman), James J. Kim (CEO and President), Andriana D. Majarian (Lead Independent Director), Robert H. Bartlein, F.T. “Tommy” Elliott IV, Robert J. Flautt, James W. Lokey, Steven D. McDonald, Martin E. Plourd, Dorothea D. Silva, Kirk B. Stovesand, and Dora Westerlund. Louis C. McMurray and Daniel N. Cunningham are Directors Emeriti.

More information about Community West Bancshares and Community West Bank can be found at www.communitywestbank.com.

###
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Community West Bancshares -- page 13

Forward-looking Statements - Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: risks relating to our recently completed acquisition of United Security Bancshares; current and future business, economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make, whether held in the portfolio or in the secondary market; effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; geopolitical and domestic political developments including the imposition of tariffs and the ongoing war in Iran, that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, and increase the volatility of financial markets; changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, and the success of construction projects that we finance; our ability to achieve loan growth and attract deposits in our market area, the impact of the cost of deposits and our ability to retain deposits; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies; challenges arising from attempts to expand into new geographic markets, products, or services; restraints on the ability of Community West Bank to pay dividends to us, which could limit our liquidity; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain, motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; natural disasters, such as earthquakes, wildfires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; compliance with governmental and regulatory requirements, relating to banking, consumer protection, securities and tax matters; and our ability to the manage the foregoing.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this report. Because of these risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by the forward-looking statements in this report. In addition, our past results of operations are not necessarily indicative of our future results. You should not rely on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Community West Bancshares -- page 14
COMMUNITY WEST BANCSHARES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	June 30,	September 30,
(In thousands, except share amounts)	2026	2026	2025

ASSETS
Cash and due from banks	$52,680	$73,334	$39,823
Interest-earning deposits in other banks	125,581	133,503	81,735
Total cash and cash equivalents	178,261	206,837	121,558
Available-for-sale debt securities, at fair value, net of allowance for credit losses of $0, with an amortized cost of $607,189 at September 30, 2026, $605,273 at June 30, 2026, and $515,813 at September 30, 2025	555,751	570,088	473,075
Held-to-maturity debt securities, at amortized cost less allowance for credit losses of $254 at September 30, 2026, $353 at June 30, 2026, and $724 at September 30, 2025	268,752	276,061	287,082
Equity securities, at fair value	9,738	10,119	6,769
Loans, less allowance for credit losses of $48,633 at September 30, 2026, $49,422 at June 30, 2026, and $29,590 at September 30, 2025	3,514,259	3,494,361	2,421,552
Bank premises and equipment, net	47,792	39,286	23,569
Bank owned life insurance	76,980	76,449	53,783
Federal Home Loan Bank stock	17,250	17,250	10,978
Goodwill	155,088	154,600	96,828
Core deposit intangibles	30,849	32,723	8,516
Accrued interest receivable and other assets	158,368	156,466	108,554
Total assets	$5,013,088	$5,034,240	$3,612,264

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$1,499,202	$1,451,008	$1,091,817
Interest bearing	2,721,280	2,668,454	1,984,114
Total deposits	4,220,482	4,119,462	3,075,931
Borrowings	41,000	175,000	20,000
Senior debt and subordinated debentures	74,912	75,291	69,998
Accrued interest payable and other liabilities	74,508	56,667	48,759
Total liabilities	4,410,902	4,426,420	3,214,688
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 27,134,636 at September 30, 2026, 27,131,078 at June 30, 2026, and 19,138,677 at September 30, 2025	396,111	395,699	209,671
Retained earnings	252,430	247,619	230,119
Accumulated other comprehensive loss, net of tax	(46,355)	(35,498)	(42,214)
Total shareholders’ equity	602,186	607,820	397,576
Total liabilities and shareholders’ equity	$5,013,088	$5,034,240	$3,612,264

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Community West Bancshares -- page 15
COMMUNITY WEST BANCSHARES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands, except share and per-share amounts)	2026	2026	2025	2026	2025

INTEREST INCOME:
Interest and fees on loans	$60,163	$58,630	$40,384	$160,698	$118,346
Interest on deposits in other banks	1,363	1,099	1,149	3,312	3,259
Interest and dividends on investment securities:
Taxable	5,395	5,126	4,082	14,393	12,560
Exempt from Federal income taxes	1,259	1,264	1,273	3,789	3,887
Total interest income	68,180	66,119	46,888	182,192	138,052
INTEREST EXPENSE:
Interest on deposits	13,563	13,732	10,785	38,130	31,711
Interest on borrowings	335	539	251	1,086	3,205
Interest on senior debt and subordinated debentures	938	936	908	2,716	2,705
Total interest expense	14,836	15,207	11,944	41,932	37,621
Net interest income before provision for credit losses	53,344	50,912	34,944	140,260	100,431
PROVISION FOR CREDIT LOSSES	578	5,635	667	6,303	3,239
Net interest income after provision for credit losses	52,766	45,277	34,277	133,957	97,192
NON-INTEREST INCOME:
Service charges	673	1,038	519	2,229	1,526
Net realized losses on sales and calls of investment securities	(19)	(5,899)	(26)	(5,918)	(41)
Other income	4,026	2,891	2,473	9,186	6,456
Total non-interest income	4,680	(1,970)	2,966	5,497	7,941
NON-INTEREST EXPENSES:
Salaries and employee benefits	16,667	16,318	12,525	45,748	37,744
Occupancy and equipment	3,958	3,803	2,933	10,616	8,554
Other expense	25,543	19,022	6,709	51,934	21,636
Total non-interest expenses	46,168	39,143	22,167	108,298	67,934
Income before provision for income taxes	11,278	4,164	15,076	31,156	37,199
PROVISION FOR INCOME TAXES	3,212	1,469	4,203	8,906	10,201
Net income	$8,066	$2,695	$10,873	$22,250	$26,998
Net income per common share:
Basic earnings per common share	$0.30	$0.10	$0.57	$0.91	$1.42
Weighted average common shares used in basic computation	27,083,107	27,051,374	19,019,990	24,427,608	18,980,661
Diluted earnings per common share	$0.30	$0.10	$0.57	$0.91	$1.42
Weighted average common shares used in diluted computation	27,144,648	27,108,920	19,093,544	24,493,822	19,051,291
Cash dividends per common share	$0.12	$0.12	$0.12	$0.36	$0.36
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Community West Bancshares -- page 16
COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
For the three months ended	2026	2026	2026	2025	2025
(In thousands, except share and per share amounts)
Net interest income	$53,344	$50,912	$36,003	$35,749	$34,944
Provision for credit losses	578	5,635	90	515	667
Net interest income after provision for credit losses	52,766	45,277	35,913	35,234	34,277
Total non-interest income	4,680	(1,970)	2,788	2,547	2,966
Total non-interest expense	46,168	39,143	22,987	22,452	22,167
Provision for income taxes	3,212	1,469	4,225	4,159	4,203
Net income	$8,066	$2,695	$11,489	$11,170	$10,873
Basic earnings per common share	$0.30	$0.10	$0.60	$0.59	$0.57
Weighted average common shares used in basic computation	27,083,107	27,051,374	19,060,177	19,044,351	19,019,990
Diluted earnings per common share	$0.30	$0.10	$0.60	$0.58	$0.57
Weighted average common shares used in diluted computation	27,144,648	27,108,920	19,137,134	19,117,789	19,093,544

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Community West Bancshares -- page 17
COMMUNITY WEST BANCSHARES
SELECTED RATIOS
(Unaudited)

	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
As of and for the three months ended	2026	2026	2026	2025	2025
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.36%	1.39%	1.19%	1.18%	1.21%
Non-performing assets to total assets	0.93%	0.56%	0.62%	0.19%	0.20%
Total non-performing assets	$46,458	$27,942	$22,997	$6,955	$7,072
Total nonaccrual loans	$38,273	$19,757	$22,997	$6,955	$7,072
Total substandard loans	$112,812	$110,260	$76,802	$78,796	$67,069
Total special mention loans	$78,727	$63,299	$49,500	$54,155	$24,925
Net loan charge-offs (recoveries)	$1,377	$5,498	$(37)	$118	$(75)
Net charge-offs (recoveries) to average loans (annualized)	0.15%	0.63%	(0.01)%	0.02%	(0.01)%
Book value per share	$22.19	$22.40	$21.85	$21.37	$20.77
Tangible book value per share (1)	$15.34	$15.50	$16.39	$15.89	$15.27
Total equity	$602,186	$607,820	$419,203	$409,588	$397,576
Tangible common equity (1)	$416,249	$420,497	$314,360	$304,494	$292,232
Cost of total deposits	1.27%	1.31%	1.40%	1.39%	1.39%
Interest and dividends on investment securities exempt from Federal income taxes	$1,259	$1,264	$1,265	$1,275	$1,273
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.65%	4.56%	4.30%	4.24%	4.20%
Return on average assets (3)	0.65%	0.22%	1.24%	1.23%	1.21%
Return on average equity (3)	5.27%	1.77%	10.99%	11.03%	11.25%
Loan to deposit ratio	84.42%	86.03%	81.15%	82.04%	79.66%
Efficiency ratio	79.57%	79.98%	59.26%	58.63%	58.47%
Tier 1 leverage - Bancorp	9.69%	9.79%	9.94%	9.80%	9.53%
Tier 1 leverage - Bank	10.82%	10.97%	11.43%	11.44%	11.24%
Common equity tier 1 - Bancorp	11.14%	11.41%	11.84%	11.56%	11.60%
Common equity tier 1 - Bank	12.58%	12.93%	13.81%	13.70%	13.90%
Tier 1 risk-based capital - Bancorp	11.26%	11.53%	12.01%	11.73%	11.78%
Tier 1 risk-based capital - Bank	12.58%	12.93%	13.81%	13.70%	13.90%
Total risk-based capital - Bancorp	13.28%	13.63%	14.24%	13.97%	14.07%
Total risk based capital - Bank	13.78%	14.18%	14.88%	14.77%	14.99%
(1) Non-GAAP measure. See reconciliation of GAAP and Non-GAAP Financial Measures.
(2) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(3) Computed by annualizing quarterly net income.
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Community West Bancshares -- page 18
COMMUNITY WEST BANCSHARES
SCHEDULE OF AVERAGE BALANCES AND AVERAGE YIELDS AND RATES
(Unaudited)

	For the Three Months Ended September 30, 2026			For the Three Months Ended June 30, 2026			For the Three Months Ended September 30, 2025
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$142,723	$1,363	3.82%	$121,366	$1,099	3.62%	$104,344	$1,149	4.40%
Securities
Taxable securities	650,903	5,395	3.32%	669,406	5,126	3.06%	580,463	4,082	2.81%
Non-taxable securities (1)	235,587	1,593	2.70%	236,050	1,601	2.71%	238,353	1,611	2.70%
Total investment securities	886,490	6,988	3.15%	905,456	6,727	2.97%	818,816	5,693	2.78%
Total securities and interest-earning deposits	1,029,213	8,351	3.25%	1,026,822	7,826	3.05%	923,160	6,842	2.96%
Loans (2) (3)	3,547,861	60,163	6.73%	3,480,401	58,630	6.76%	2,410,272	40,384	6.65%
Total interest-earning assets	4,577,074	$68,514	5.94%	4,507,223	$66,456	5.91%	3,333,432	$47,226	5.62%
Allowance for credit losses	(49,172)			(46,951)			(28,758)
Non-accrual loans	27,809			21,711			6,883
Cash and due from banks	65,675			46,239			35,484
Bank premises and equipment	40,222			30,551			23,963
Other assets	389,618			368,660			224,355
Total average assets	$5,051,226			$4,927,433			$3,595,359
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$1,048,973	$1,687	0.64%	$1,057,005	$1,641	0.62%	$618,022	$1,220	0.78%
Money market accounts	1,212,551	7,482	2.45%	1,129,539	7,244	2.57%	861,403	4,953	2.28%
Time certificates of deposit	518,603	4,394	3.36%	569,449	4,847	3.41%	491,985	4,612	3.72%
Total interest-bearing deposits	2,780,127	13,563	1.94%	2,755,993	13,732	2.00%	1,971,410	10,785	2.17%
Other borrowed funds	109,991	1,273	4.63%	129,945	1,475	4.54%	92,325	1,159	4.91%
Total interest-bearing liabilities	2,890,118	$14,836	2.04%	2,885,938	$15,207	2.11%	2,063,735	$11,944	2.30%
Non-interest bearing demand deposits	1,485,004			1,428,442			1,098,889
Other liabilities	63,394			5,295			46,235
Shareholders’ equity	612,710			607,758			386,500
Total average liabilities and shareholders’ equity	$5,051,226			$4,927,433			$3,595,359
Interest income and rate earned on average earning assets		$68,514	5.94%		$66,456	5.91%		$47,226	5.62%
Interest expense and interest cost related to average interest-bearing liabilities		14,836	2.04%		15,207	2.11%		11,944	2.30%
Net interest income and net interest margin (4)		$53,678	4.65%		$51,249	4.56%		$35,282	4.20%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $334, $336, and $338 at September 30, 2026, June 30, 2026, and September 30, 2025, respectively.
(2)    Loan interest income includes net loan (costs) fees of $344, $(280), and $(44) at September 30, 2026, June 30, 2026, and September 30, 2025, respectively. Loan interest income includes an accretion on loan marks of $4,498, $5,163, and $2,567 at September 30, 2026, June 30, 2026, and September 30, 2025, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

Community West Bancshares -- page 19

	For the Nine Months Ended September 30, 2026			For the Nine Months Ended September 30, 2025
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$118,460	$3,312	3.73%	$97,939	$3,259	4.44%
Securities
Taxable securities	628,997	14,393	3.05%	591,147	12,560	2.83%
Non-taxable securities (1)	236,094	4,796	2.71%	239,179	4,921	2.74%
Total investment securities	865,091	19,189	2.96%	830,326	17,481	2.81%
Total securities and interest-earning deposits	983,551	22,501	3.05%	928,265	20,740	2.98%
Loans (2) (3)	3,190,138	160,698	6.73%	2,367,824	118,346	6.68%
Total interest-earning assets	4,173,689	$183,199	5.87%	3,296,089	$139,086	5.64%
Allowance for credit losses	(42,142)			(26,933)
Non-accrual loans	20,787			6,306
Cash and due from banks	48,651			35,669
Bank premises and equipment	31,606			24,075
Other assets	330,588			224,046
Total average assets	$4,563,179			$3,559,252
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$934,790	$4,496	0.64%	$602,208	$3,113	0.69%
Money market accounts	1,071,669	19,809	2.47%	870,260	15,123	2.32%
Time certificates of deposit	541,115	13,825	3.42%	468,520	13,475	3.85%
Total interest-bearing deposits	2,547,574	38,130	2.00%	1,940,988	31,711	2.18%
Other borrowed funds	110,486	3,802	4.59%	154,957	5,910	5.09%
Total interest-bearing liabilities	2,658,060	$41,932	2.11%	2,095,945	$37,621	2.40%
Non-interest bearing demand deposits	1,325,598			1,039,444
Other liabilities	32,594			45,826
Shareholders’ equity	546,927			378,037
Total average liabilities and shareholders’ equity	$4,563,179			$3,559,252
Interest income and rate earned on average earning assets		$183,199	5.87%		$139,086	5.64%
Interest expense and interest cost related to average interest-bearing liabilities		41,932	2.11%		37,621	2.40%
Net interest income and net interest margin (4)		$141,267	4.53%		$101,465	4.12%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $1,007 and $1,034 at September 30, 2026 and September 30, 2025, respectively.
(2)    Loan interest income includes net loan fees (costs) of $654 and $272 at September 30, 2026 and September 30, 2025, respectively. Loan interest income includes an accretion on loan marks of $11,914 and $8,866 at September 30, 2026 and September 30, 2025, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

CONTACTS:      Investor Contact:                 Media Contact:
Shannon Livingston                    Debbie Nalchajian-Cohen
Executive Vice President, Chief Financial Officer        Public Relations
Community West Bancshares                559-222-1322
916-235-4617